                                                                    EXHIBIT 10.1

(ARCHEMIX LOGO)

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement"), is made and entered into this 7th day of March 2003, by and between Archemix Corp. (which, together with any parent companies, subsidiaries, affiliates, successors and assigns shall be referred to as "Archemix" or the "Company"), with its principal offices located at One Hampshire Street, Cambridge, MA 02139, and Dr. Errol De Souza (the "Executive").

                                   WITNESSETH

     WHEREAS, the Company has a need for the Executive's personal services in an executive capacity; and

     WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to fully recognize the anticipated contributions of the Executive to the Company and to assure continuous, harmonious conduct of the Company's business.

     NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1.   Positions; Responsibilities.

     (a) Subject to the terms and conditions of this Agreement, the Company will employ the Executive, and the Executive will be employed by the Company as President and Chief Executive Officer ("CEO"). The Executive's responsibilities shall include any responsibilities normally associated with such positions and any other responsibilities assigned reasonably by the Board of Directors (the "Board"). During the period while the Executive is employed hereunder, the Company will ensure that the Executive is nominated, and use its best efforts to cause the Executive to be elected, to serve as a Director of the Company. The Executive will be deemed to have resigned from the Board and from any other position or role related to the Company on the date the Executive's employment with the Company ends.

     (b) Devotion to Duties. Except for vacations and absences due to temporary illness in accordance with the policies of the Company, while the Executive is employed hereunder, the Executive will use best efforts to perform faithfully all duties assigned to the Executive pursuant to this Agreement and to devote the Executive's full business time and energies to the business and affairs of the Company, provided, however, that the Executive may, with the prior written consent of the Board, engage in other business activities which do not conflict with the Executive's duties hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage. While the Executive is employed hereunder, the Executive will not serve as an employee, consultant, director or advisor to any person or entity without the prior written consent of

 ARCHEMIX CORPORATION  One Hampshire Street, 5th floor  Cambridge, MA 02139 USA
                                www.archemix.com
the Company; provided, however, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, to (a) manage the Executive's personal, financial and legal affairs, and (b) serve on the corporate, civic or charitable boards or committees set forth on Schedule A hereto.

     The Executive and the Company acknowledge that the Company desires that Executive relocate to the Boston area and the Executive intends to relocate with his spouse and family from Basking Ridge, New Jersey to the Boston area within a reasonable period of the Commencement Date or such extended time that Executive and the Company may mutually and reasonably agree.

2.   Term of Employment.

     (a) Term; Termination. Subject to the terms hereof, the Executive's employment hereunder will commence on or before April 1, 2003 (the "Commencement Date") and will continue until the fifth anniversary of such Commencement Date (the "Initial Term"), provided that on the fifth anniversary of the Commencement Date and each anniversary thereafter, the term of the Executive's employment hereunder will be automatically extended for an additional period of one (1) year (each a "Subsequent Term") unless either the Executive or the Company has given written notice to the other that such automatic extension will not occur (a "Non-Renewal Notice"), which notice was given not less than ninety (90) days prior to the relevant anniversary of the Commencement Date. Notwithstanding the foregoing the Executive's employment hereunder will terminate upon the first to occur of the following (each of which is referred to as a "Termination of Employment"):

          (i)  the Executive's death;

          (ii) by the Company:

               (A) by written notice to the Executive, following the Executive's failure due to illness, accident or any other physical or mental incapacity to perform the essential functions of the Executive's positions for ninety (90) consecutive days or an aggregate of one hundred and twenty (120) days within any period of three hundred and sixty-five (365) consecutive days during the term hereof ("Disability");

               (B) for Cause; or

               (C) without Cause

          (iii) By the Executive:

               (A) with Good Reason;

               (B) without Good Reason

For purposes of this Agreement, the Company or the Executive may initiate a Termination of Employment in any manner permitted hereunder by giving the other party written notice thereof ("Termination Notice"). The effective date (the "Termination Date") of any Termination of Employment shall be deemed to be the later of (i) the date on which the Termination Notice is given and (ii) the date specified as the effective date in the Termination Notice; provided,


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however, that in the case of the Executive's death, the Termination Date shall be the date of death and in the case of a Disability Termination, the Termination Date shall be the thirtieth (30th) day after receipt by the Executive or the Company of the Termination Notice stating that the termination is a Disability Termination.

     (b) Definition of "Cause". For purposes of this Agreement, "Cause" means any of the following:

          (i) a continuing failure by the Executive to render services to the Company in accordance with the Executive's assigned duties (other than such a failure as a result of Disability;

          (ii) any act or omission by the Executive involving willful misconduct or gross negligence which results in material harm to the Company;

          (iii) the Executive's commission of any felony or any fraud, financial wrongdoing, willful disloyalty, deliberate dishonesty or breach of fiduciary duty in connection with the performance of the Executive's obligations to the Company AND which materially and adversely affects the business activities, reputation, or goodwill of the Company;

          (iv) the Executive's deliberate disregard of a Company rule or policy which materially and adversely affects the business activities, reputation, or goodwill of the Company, or,

          (vi) the Executive's material breach of this Agreement.

In the event of a termination for Cause, the Termination Notice given to the Executive by the Company shall state that the Termination of Employment is "for Cause." Such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Cause. The Executive shall be given the opportunity within 30 calendar days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given 15 days after such meeting to cure such act (or failure to act) to the Board's reasonable satisfaction. Upon failure of the Executive, within such latter 15 day period, to so cure such act or failure to act, the Executive's employment by the Company shall be deemed terminated for Cause. All other terminations initiated by the Company (other than due to Disability) shall be referred to as termination without Cause.

     (c) Definition of "Good Reason", For purposes of this Agreement, any Termination of Employment initiated by the Executive within 90 days following the occurrence, without the Executive's prior written consent, of any of the following events shall be a termination with Good Reason and the Company shall be given at least thirty days prior written notice of any such Termination with Good Reason, and the Company shall have 15 days after such notice to cure such occurrence:

          (i) The appointment of a President or CEO other than the Executive to serve in such position(s) during the term hereof without the Executive's consent;

          (ii) Any material reduction in the Executive's responsibilities or authority within the Company, including, without limitation, a change in the lines of reporting such that the Executive no longer reports to the Board;

          (iii) A reduction in the Executive's compensation except such a reduction in connection with a reduction in compensation of other Company executives at the level of senior management or with the Executive's consent;

          (iv) A material breach of this Agreement by the Company;

          (v) Any failure by the Company to have this Agreement explicitly assumed by a successor;

          (vi) Any material reduction in the Executive's welfare benefits in the aggregate (other than any across the board reduction imposed on substantially all other members of the Company's senior management); or

          (vii) Any relocation of the Executive's principal office location to a location more than 35 miles from the Boston metropolitan area.

     All other terminations initiated by the Executive shall be considered termination without Good Reason.

3. Compensation.

     (a) Base Salary. During the period that the Executive is employed by the Company, the Company will pay the Executive a base salary at the annualized rate of not less than $400,000, less customary deductions for taxes, benefit contributions and the like (the "Base Salary"). The Base Salary for 2004 and each calendar year thereafter will be reviewed for increases, but not decreases, by the Board no later November 30 of each year throughout the Executive's employment with the Company. The Base Salary will be payable in substantially equal installments in accordance with the Company's payroll practices as in effect from time to time. For purposes of this Agreement, such base salary, as the same may be increased as aforesaid, is referred to herein as the "Base Salary."

     (b) Bonus. In addition to the Base Salary, the Executive shall be eligible to receive an annual bonus for each calendar year that the Executive completes with the Company, payable within ninety (90) days following the completion of the relevant year (the "Annual Bonus"). The award and amount of any Annual Bonus shall be determined by and in the sole discretion of the Board or its designee(s), with a target amount equal to forty percent (40%), pro-rated for the partial year 2003, of the Base Salary earned during the year to which the Annual Bonus relates. The criteria for the award of any Annual Bonus shall be agreed upon by the Executive and the Board or its designee(s) within thirty (30) days following the Commencement Date for 2003 (and by January 31 of each subsequent calendar year that the Executive remains employed by the Company), and shall be based fifty percent (50%) on Company-wide performance and fifty percent (50%) on the Executive's individual performance. If all of the criteria for the award of any Annual Bonus are exceeded in any calendar year, the Board, in its sole discretion may award an amount that exceeds forty percent (40%). Notwithstanding the above, for calendar year 2003 only, the Executive shall be entitled to receive, if the Executive has not voluntarily resigned (or given notice thereof) prior to January 1, 2004, a minimum guaranteed Annual Bonus for 2003 equal to $160,000, multiplied by a fraction, the numerator of which is the number of days the Executive is employed by the Company after the Commencement Date and prior to January 1, 2004, and the denominator of which is 365. The Executive shall also be entitled to a Commencement Bonus, payable on, or as soon as practicable following, the Executive's first day of employment pursuant to this Agreement, in the amount of $50,000, less customary deductions for taxes and benefit contributions.

     (c) Equity Compensation. Subject to approval by the Board, which shall not be unreasonably withheld or delayed, and as soon as practicable following the Commencement Agreement, and pursuant to a written stock option agreement (the "Stock Option Agreement") entered into between the Company and the Executive under the Company's 2001 Employee, Director and Consultant Stock Plan (the "Plan") the Executive will be granted an option (the "Option") to purchase 4,250,000 shares of the Company's Common Stock. The exercise price for the Option will be the fair market value of the Common Stock on the date the Option is granted and subject to the other terms and conditions of the Option as set forth in the Plan and the Stock Option Agreement. The Option will be an incentive stock option to the extent permissible under applicable law, with (except as provided herein) the Option vesting with respect to twenty-five percent (25%) of such shares vesting on the first anniversary of the Commencement Date and the Option with respect to the remaining shares vesting in twelve (12) equal increments on a quarterly basis over the course of the subsequent three (3) year period. Notwithstanding anything in this Agreement to the contrary, upon a "Change in Control" (as such term is defined in the Stock Option Agreement), all unvested portions of the Option shall be immediately vested. In addition to the Option described above, the Executive shall be considered for additional grants of stock options on an annual basis, the number of which shall be determined by the Board in its sole discretion;

     (d) Vacation. The Executive will be entitled to paid vacation in each calendar year and paid holidays and personal days in accordance with the Company's policies for its senior executives as in effect from time to time.

     (e) Fringe Benefits. The Executive will be entitled to participate in any employee benefit plans which the Company provides or may establish for the benefit of its senior executives generally (including, but not limited to, group life, disability, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans) (collectively, the "Fringe Benefits"), provided that the Fringe Benefits will not include any stock option or similar plans relating to the grant of equity securities of the Company except as provided herein. The Executive's eligibility to participate in the Fringe Benefits and receive benefits thereunder will be subject to the plan documents governing such Fringe Benefits. Nothing contained herein will require the Company to establish or maintain Fringe Benefits

     (f) Relocation Expenses. Upon submission of reasonably detailed invoices, the Company will pay or reimburse the Executive up to a total of $220,000 (on an after-tax basis) for all reasonable out-of-pocket expenses incurred by the Executive in connection with the Executive's (and his spouse and dependent children) relocation from Basking Ridge, New Jersey to the Boston area, including, but not limited to, reimbursements for real estate fees and closing costs on the sale of the Executive's current primary residence, closing costs and up to 2 points on a mortgage loan on the purchase of a primary residence in the Boston area, up to six (6) months of temporary housing costs, direct moving costs including vehicle transfer fees and property storage costs if required, and up to three (3) house hunting trips to the Boston area for the Executive and his family.

     (g) Reimbursement of Expenses. In addition to the reimbursements described above, during the term of this Agreement, the Company shall reimburse the Executive, in accordance with the policies and practices of the Company in effect from time to time during such term, for all reasonable and necessary traveling expenses and other disbursement incurred by the Executive for or on behalf of the Company in connection with the performance of the Executive's duties hereunder upon presentation by the Executive to the Company of appropriate documentation therefore. In addition, upon submission of reasonably detailed invoices, the Company will pay or reimburse the Executive for up to $10,000 (on an after-tax basis) for financial planning services each year that the Executive is employed pursuant to this Agreement.

4. Severance Compensation.

     (a) In the event of any termination of the Executive's employment hereunder for any reason or for no reason, the Company (i) will pay to the Executive (or to the Executive's estate) (A) the portion of the Executive's Base Salary that has accrued prior to such termination and has not yet been paid and (B) an amount equal to the value of the Executive's accrued unused vacation days, and
(ii) will reimburse the Executive (or the Executive's estate) for expenses properly incurred and documented by the Executive on behalf of the Company prior to such termination in accordance with Company policy (collectively, the "Accrued Obligations"). Such amounts will be paid within 10 days in cash in lump sum after Termination of Employment.

     (b) Prior to a Change in Control, if the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason, the Company will pay to the Executive: (1) the Accrued Obligations; (2) an amount equal to twelve (12) months' of Base Salary (provided that Executive executes and submits a general release of all claims against the Company (including its officers, directors, employees and affiliates) in a form provided by the Company (a "General Release") and substantially attached hereto); (3) a pro-rata Annual Bonus with the respect to the year in which the Termination of Employment occurred, calculated by multiplying the target Annual Bonus by a fraction, the numerator of which shall be the number of days worked in the current calendar year of the Termination of Employment and the denominator of which shall be 365. Each of the payments specified in (1), (2) and (3), above, shall be paid in cash in lump sum within 30 days of the Termination of Employment. In addition, the Company will continue to provide the Executive with group health insurance and continue to pay the amount of the premium as in effect on the date of such termination for a period of twelve (12) months commencing on the effective date of such termination, subject to applicable law and the terms of the respective policies. The foregoing will not be construed to extend any period of continuation coverage (e.g., COBRA) required by law. Furthermore, any unvested portion of the Option will immediately vest with respect to an additional number of shares that would have vested over the twenty-four (24) month period following the Termination of Employment.

     (c) Upon or subsequent to a Change in Control, if the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason, and provided that the Executive executes and submits a General Release, the Company will owe the Executive all rights described in Section 4(b), above, except that the Option shall immediately become fully vested.

     (d) In the event of the termination of the Executive's employment hereunder either by the Executive without Good Reason, or by Company for Cause, the Company will pay the Accrued Obligations to the Executive.

     (e) In the event of the termination of the Executive's employment due to Disability or death, the Executive (or his estate or representatives) shall be entitled to receive all Accrued Obligations and in exchange for the Executive's or his representative's execution and submission of a General Release, pro-rated target Annual Bonus as calculated in Section 4(b), above. In addition, the unvested portion of the Option will immediately vest with respect to an additional number of shares that would have vested over the twelve (12) month period following the Termination of Employment.

5. Non-Competition, Confidentiality and Inventions.


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

     The Non-Competition, Confidentiality and Inventions Agreement attached as Exhibit A hereto is incorporated herein and shall be executed by the Executive and submitted to the Company upon execution of this Agreement.

6. Disclosure of the Executive's Post-Employment Obligations to the Company. The Executive will provide, and the Company, in its discretion, may similarly provide, a copy of the Non-Competition, Confidentiality and Inventions Agreement to any business or enterprise which the Executive may directly or indirectly, own, manage, operate, finance, join, control or in which the Executive may participate in the ownership, management, operation, financing, or control, or with which the Executive may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

7. Records. Upon termination of the Executive's employment hereunder and at any other time requested by the Company, the Executive will deliver to the Company any Company property in the Executive's possession or control, including products, materials, memoranda, electronic files, notes, records, reports or other documents or photocopies of the same.

8. Representations. The Executive hereby represents and warrants to the Company that the Executive understands this Agreement, that the Executive has entered into this Agreement voluntarily and that the Executive has no commitments or obligations inconsistent with this Agreement. The Executive agrees to indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representations and warranties.

9. General.

     (a) Notices. All notices, requests, consents and other communications hereunder will be in writing, will be addressed to the receiving party's then-current address and will be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made. Any notice from the Executive to the Company must be explicitly directed to the attention of the Board.

     (b) Entire Agreement. This Agreement, together with the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto and supersedes all prior oral or written agreements and understandings. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions


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

of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

     (e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which the Executive is substantially involved. The Executive may not assign any rights and obligations under this Agreement without the prior written consent of the Company.

     (f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and the Executive, and no person or entity will be regarded as a third-party beneficiary of this Agreement.

     (g) Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

     (h) Jurisdiction, Venue and Service of Process. Any legal action or proceeding with respect to this Agreement that is not subject to arbitration pursuant to Section 12(i) below must be brought in a court of competent jurisdiction in Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

     (i) Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement, other than a controversy, dispute or claim arising under Section 5 hereof, will be settled by final and binding arbitration to be conducted in Boston, Massachusetts pursuant to the national rules for the resolution of commercial disputes of the American Arbitration Association then in effect. The decision or award in any such arbitration will be final and binding upon the parties and judgment upon such decision or award may be entered in any court of competent jurisdiction or application may be made to any such court for judicial acceptance of such decision or award and an order of enforcement.

     (j) Legal Fees and Other Expenses. In the event that a claim for payment or benefits under this Agreement is disputed, the Executive shall be reimbursed for all attorney fees and expenses incurred by the Employee in pursing any such claim, provided that the Executive substantially prevails in respect of the disputed claim by reason of litigation, arbitration or settlement. In addition, the Executive shall be paid or reimbursed for all reasonable legal fees and expenses incurred by the Executive in connection with the review, preparation and negotiation of this Agreement.

     (k) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly- authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect of scope of such provision, the court making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect of scope of such provision, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form such provision will then be enforceable and will be enforced.

     (l) Headings and Captions. The headings and captions used in this Agreement are for ease of reference only and in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     (m) Injunctive Relief. The Executive hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in
Section 5 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, in addition to any other remedy that may be available to the Company, the Company will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 5 of this Agreement.

     (n) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (o) Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     (p) Opportunity to Review. The Executive hereby acknowledges that he has had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that the Executive has had the opportunity to consult with counsel of his own choosing regarding such terms. Consequently, the language of any provision hereof shall not be construed against any party by virtue of the fact that such party drafted part or all of the Agreement. The Executive further acknowledges that he fully understands the terms of this Agreement and has voluntarily executed this Agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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

     IN WITNESS WHEREOF, the undersigned have duly-executed this Agreement as of the day and year set forth below.

EXECUTIVE                               ARCHEMIX CORP.


/s/ Errol De Souza                      By: /s/ Martin Stanton
-------------------------------------       ------------------------------------
Dr. Errol De Souza                          Martin Stanton, President

Attachments:

Exhibit A: Non-competition, Confidentiality and Inventions Agreement

Exhibit B: Form of General Release

Schedule A: List of Outside Activitites

                                                                       Exhibit A

            NON-COMPETITION, CONFIDENTIALITY AND INVENTIONS AGREEMENT

                                 ARCHEMIX CORP.
                              One Hampshire Street
                               Cambridge, MA 02139

                                                               March _____, 2003

Dr. Errol De Souza
[address]

Dear Dr. De Souza:

     This letter is to confirm our understanding with respect to (i) your agreement not to compete with Archemix Corp. or its parent, subsidiaries or affiliates (the "Company"), and (ii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

     1. Prohibited Competition.

          (a) Certain Acknowledgements and Agreements.

               (i) We have discussed, and you recognize and acknowledge the competitive and sometimes proprietary aspects of the business of the Company.

               (ii) You acknowledge and agree that a business will be deemed competitive with the Company if it is developing or performs any of the services, or is developing or manufactures or sells any of the products provided or offered or proposed to be provided or offered by the Company or if it performs or is developing any other services and/or engages in the development, production, manufacture, distribution or sale of any product similar to services performed or products produced, manufactured, distributed, sold or being developed by the Company during the term of your relationship with the Company.

               (iii) You further acknowledge and agree that, during the course of your performing services for the Company, the Company will furnish, disclose or make available to you confidential and proprietary information related to the Company's business and that the Company may provide you with unique and specialized training. You also acknowledge that such confidential information and such training have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information and training could be used by you to compete with the Company.

          (b) Covenants Not to Compete. During the period in which you perform services for or at the request of the Company (the "Term") and for a period of one (1) year following the expiration or termination of the Term, whether such termination is voluntary or involuntary, you shall not, without the prior written consent of the Company:

               (i) for yourself or on behalf of any other person or entity, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business which is directly or indirectly competitive with the business of the Company, except that nothing contained herein shall preclude you from purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed one (1%) percent of the issued and outstanding securities of any class of securities of such business; or

               (ii) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in a similar business as the Company, any customers, business partners or patrons of the Company, or any prospective customers or patrons,

               (iii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade or hire any other employees of or consultants to the Company or any present or future parent, subsidiary or affiliate of the Company to leave the services of the Company or any such parent, subsidiary or affiliate for any reason.

          (c) Reasonableness of Restrictions. You further recognize and acknowledge that (i) the types of employment which are prohibited by this
Section 1 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to your other prospective employers, and (ii) the specific but broad geographical scope of the provisions of this Section 1 is reasonable, legitimate and fair to you in light of the Company's need to market its services and develop, market and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

          (d) Survival of Acknowledgements and Agreements. Your acknowledgements and agreements set forth in this Section 1 shall survive the expiration or termination of this Agreement and the termination of your employment with the Company for any reason.

     2. Protected Information. You shall at all times, both during and after any termination of this Agreement by either you or the Company, maintain in confidence and shall not, without the prior written consent of the Company, use, except in the course of performance of your duties for the Company, disclose or give to others any fact or information which was disclosed to or developed by you during the course of performing services for, or receiving training from, the Company, and is not generally available to the public, including but not limited to information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions (as defined in Section 3), or any other scientific, technical, trade or business secret or confidential or proprietary information of the Company or of any third party provided to the Company during the Term. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive such information, in regard to any such information or any other secret or confidential work of the Company, or concerning any fact or circumstance relating thereto, you will promptly notify the president of the Company.

     3. Ownership of Ideas. Copyrights and Patents.

          (a) Property of the Company. You agree that all ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, biological processes, cell lines, laboratory notebooks and formulae (all of the foregoing being hereinafter referred to as "the inventions") which may be used in the business of the Company, whether patentable, copyrightable or not, which you may conceive, reduce to practice or develop during the Term, alone or in conjunction with another, or others, whether during or out of regular business hours, and whether at the request or upon the suggestion of the Company, or otherwise, shall be the sole and exclusive property of the Company, and that you shall not publish any of the inventions without the prior written consent of the Company. You hereby assign to the Company all of your right, title and interest in and to all of the foregoing. You further represent and agree that to the best of your knowledge and belief none of the inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will use your best efforts to prevent any such violation.

          (b) Cooperation. At any time during or after the Term, you agree that you will fully cooperate with the Company, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company's rights in and to any of such inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such inventions, to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other analogous protection, provided that the Company will bear the expense of such proceedings, and that any patent or other legal right so issued to you, personally, shall be assigned by you to the Company without charge by you.

          (c) Power of Attorney. If the Company is unable, after reasonable effort, to secure your signature on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to the inventions, whether because of your physical or mental incapacity or for any other reason whatsoever, you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and in your behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by you.

     4. Disclosure to Future Employers. You agree that you will provide, and that the Company may similarly provide in its discretion, a copy of the covenants contained in Sections 1, 2 and 3 of this Agreement to any business or enterprise which you may directly, or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

     5. Records. Upon termination of your relationship with the Company, you shall deliver to the Company any property of the Company which may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

     6. No Conflicting Agreements. You hereby represent and warrant that you have no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

     7. General.

          (a) Notices. For purposes of this Exhibit A as well as its accompanying Employment Agreement, all notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

          If to the Company, at:

               Archemix Corp.
               One Hampshire Street
               Cambridge, MA 02139
               Attn: Board of Directors

          If to the Employee, at:

               Dr. Errol De Souza
               c/o Archemix Corp.
               One Hampshire Street
               Cambridge, MA 02139

          With a copy to:

               Deborah Lifshey
               Consultant
               Pearl Meyer & Partners
               445 Park Ave.

               New York, NY 10022-2606

          All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

          (b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

          (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

          (e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.

          (f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

          (g) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

          (h) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 7(a) hereof.

          (i) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and you agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases ("blue-pencilling"), and in its reduced or blue-pencilled form such provision shall then be enforceable and shall be enforced.

          (j) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

          (k) Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in
Section 1, 2 or 3 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of
Section 1, 2 or 3 of this Agreement.

          (l) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

          (m) Expenses. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.

          (n) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                                        Very truly yours,

                                        Archemix Corp.


                                        By: /s/ Martin Stanton
                                            ------------------------------------
                                            Martin Stanton, President
                                        Date:
                                              ----------------------------------


Accepted and Approved:


/s/ Errol De Souza
-------------------------------------
Dr. Errol De Souza

Date: March 7, 2003

                                                                       Exhibit B

                             FORM: RELEASE OF CLAIMS

     You agree and acknowledge that by signing this Release of Claims and accepting the consideration reflected in the [Reference to other Employment Agreement] between you and [Name of Company] (the "Company") and other good and valuable consideration, you are waiving your right to assert any form of legal claim against the Company (including any divisions, affiliates, subsidiaries and related entities, as well as its and their respective officers, directors, employees, agents, representatives, successors and assigns) of any kind whatsoever from the beginning of time through the date of this Release of Claims. Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Company, through the date of this Release of Claims.

     Without limiting the foregoing general waiver and release of claims, you specifically waive and release the Company from any Claim arising from or related to your employment relationship with the Company or the termination thereof, including, without limitation:

     (a) Claims under any local, state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the date of this Release of Claims) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, and any similar statute;

     (b) Claims under any other local, state or federal employment related statute, regulation or executive order (as they may have been amended through the date of this Release of Claims) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any similar statute;

     (c) Claims under any local, state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence;

     (d) Claims under any local, state or federal securities law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any Delaware, Massachusetts or other state or local securities statutes and regulations; and

     (e) Any other Claim arising under local, state or federal law.

     You acknowledge and agree that, but for providing this waiver and release of claims, you would not be receiving the consideration reflected in the [Reference to Other Employment Agreement].

     YOU EXPLICITLY ACKNOWLEDGE THAT BECAUSE YOU ARE OVER FORTY (40) YEARS OF AGE, YOU HAVE SPECIFIC RIGHTS UNDER THE OWBPA, WHICH PROHIBITS DISCRIMINATION ON THE BASIS OF AGE, AND THAT THE RELEASES SET FORTH IN THIS SECTION ARE INTENDED TO RELEASE ANY RIGHT THAT YOU MAY HAVE TO FILE A CLAIM AGAINST THE COMPANY ALLEGING DISCRIMINATION ON THE BASIS OF AGE.

     IT IS THE COMPANY'S DESIRE AND INTENT TO MAKE CERTAIN THAT YOU FULLY UNDERSTAND THE PROVISIONS AND EFFECTS OF THIS RELEASE OF CLAIMS. TO THAT END, YOU HAVE BEEN ENCOURAGED AND GIVEN THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL FOR THE PURPOSE OF REVIEWING THE TERMS OF THIS AGREEMENT. CONSISTENT WITH THE PROVISIONS OF OWBPA, THE COMPANY HAS PROVIDED YOU WITH AT LEAST TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER AND ACCEPT THE TERMS OF THIS RELEASE OF CLAIMS. IN ADDITION, YOU MAY RESCIND YOUR ASSENT TO THIS RELEASE OF CLAIMS WITHIN SEVEN (7) DAYS AFTER YOU SIGN AND SUBMIT IT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF RESCISSION TO [THE BOARD AND OTHER DESIGNATED COMPANY OFFICIAL] AT [ADDRESS]. TO BE EFFECTIVE, SUCH RESCISSION MUST BE HAND DELIVERED OR POSTMARKED WITHIN THE SEVEN (7) DAY PERIOD AND SENT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO [COMPANY OFFICIALS AND ADDRESS].

     Consistent with the provisions of the OWBPA and other federal discrimination laws, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under the federal age or other discrimination laws (the "Federal Discrimination Laws") or from filing a charge or complaint of age or other employment- related discrimination with the Equal Employment Opportunity Commission ("EEOC"), or from participating in any investigation or proceeding conducted by the EEOC. Further, nothing in this Release of Claims shall be deemed to limit the Company's right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under the Federal Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under the Federal Discrimination Laws.

     This Agreement shall be deemed to have been made in Massachusetts, and the validity, interpretation and performance of this Agreement shall be governed by the internal law of Massachusetts, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, shall be commenced in a court of competent jurisdiction in Massachusetts and that venue shall lie exclusively in Middlesex or Suffolk County Massachusetts. Both parties further agree that any action, demand, claim or counterclaim shall be resolved by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury. The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full. By signing this Release of Claims, you give the Company assurance that you have read and understood all of its terms; that you have had a full and reasonable opportunity to consider its terms and that you have signed this Release of Claims knowingly and voluntarily.

[Name of Executive]                     [Name of Company]


                                        By:
-------------------------------------       ------------------------------------
Dated:                                  Dated:
       ------------------------------          ---------------------------------